[*] indicates that a confidential portion of the text of this agreement has been omitted and filed separately with the Securities and Exchange Commission

                                LICENSE AGREEMENT
                                     between
                                XOMA CORPORATION
                                       and
                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

U.C. AGREEMENT
CONTROL NUMBER
86-04-0012

                                TABLE OF CONTENTS

Article No.                Title                                     Page

1                          DEFINITIONS                                  3
2                          GRANT                                        7
3                          SUBLICENSES                                  8
4                          LICENSE ISSUE FEE                            9
5                          ROYALTIES                                    9
6                          DUE DILIGENCE                               16
7                          MOST FAVORED LICENSEE                       19
8                          QUARTERLY REPORTS                           19
9                          BOOKS AND RECORDS                           20
10                         LATE PAYMENTS                               22
11                         LIFE OF THE AGREEMENT                       22
12                         TERMINATION BY THE REGENTS                  23
13                         TERMINATION BY LICENSEE                     23
14                         DISPOSITION OF THE HYBRIDOMA AND
                             LICENSED PRODUCTS ON HAND
                             UPON TERMINATION                          24
15                         MAINTENANCE OF PROPERTY AND
                             TRADE SECRET RIGHTS IN THE
                             HYBRIDOMAS                                25
16                         PATENT PROSECUTION AND MAINTENANCE          25
17                         INFRINGEMENT                                27
18                         NOTIFICATION AND AUTHORIZATION UNDER
                             DRUG PRICE COMPETITION AND PATENT
                             TERM RESTORATION ACT                      30
19                         EXTENSION OF PATENT TERM UNDER DRUG
                             PRICE COMPETITION AND PATENT TERM
                             RESTORATION ACT                           31
20                         PATENT MARKING                              31
21                         USE OF NAME, TRADE NAMES, AND
                             TRADEMARKS                                31
22                         WARRANTY BY THE REGENTS                     32
23                         WAIVER                                      33
24                         LICENSE RESTRICTIONS                        33
25                         ASSIGNABILITY                               34
26                         INDEMNITY                                   34
27                         FOREIGN LICENSE REGISTRATION                34
28                         FORCE MAJEURE                               34
29                         NOTICES                                     35
30                         GOVERNING LAWS                              35
31                         MISCELLANEOUS                               36

UC Cases:  85-158-1,2; 86-069-1 and 86-073-1 (Young)
082886
                                                                  U.C. AGREEMENT
                                                                  CONTROL NUMBER
                                                                      86-04-0012

          LICENSE AGREEMENT FOR MONOCLONAL ANTIBODIES TO GRAM NEGATIVE
                  SEPSIS-RELATED BACTERIA AND HUMAN DIAGNOSTICS
                       AND THERAPEUTICS DERIVED THEREFROM

     THIS LICENSE AGREEMENT is made and is effective this 3rd day of September 1986 by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having statewide administrative offices at 2199 Addison Street, Berkeley, California 94720, hereinafter referred to as "The Regents", and XOMA CORPORATION, a Delaware corporation having a principal place of business at 2910 Seventh Street, Berkeley, California 94710, hereinafter referred to as "Licensee".

                                   WITNESSETH:

     WHEREAS, certain inventions, generally characterized as MONOCLONAL ANTIBODIES TO GRAM NEGATIVE SEPSIS-RELATED BACTERIA AND DIAGNOSTICS AND THERAPEUTICS DERIVED THEREFROM, hereinafter collectively referred to as "the Invention", were made by Lowell Young at the University of California, Los Angeles and are covered by The Regents' Patent Rights as defined below;

     WHEREAS, Licensee has funded the total direct and indirect costs of research on the Invention at the University of California, Los Angeles under the Service to Industry Agreement between Licensee and The Regents entitled "Monoclonal Antibodies Against
Virulent Factors of Gram Negative Bacilli" and dated October 30, 1981 as amended;

     WHEREAS, Licensee agrees that part of the consideration for this Agreement is the expectancy of receiving access to The Hybridomas as defined in paragraph
1.2 for use by Licensee in developing commercial products prior to the issuance of a patent and, in the event a patent does not issue, prior to access to The Hybridomas by other commercial entities, if any.

     WHEREAS, the parties have agreed that the royalties established in this Agreement are appropriate for sales of Diagnostic Kits and Therapeutic Agents, as defined in paragraphs 1.8 and 1.9, but may not be appropriate for sales of component parts per se of Diagnostic Kits or Therapeutic Agents; and the parties have therefore agreed, for their mutual convenience, to calculate all royalties on the sale of Diagnostic Kits or Therapeutic Agents, whether sold by Licensee or a third party which purchases component parts from Licensee and then converts such component parts to Diagnostic Kits or Therapeutic Agents;

         WHEREAS, The Regents desire that the Invention be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public; and

     WHEREAS, Licensee is desirous of obtaining certain rights from The Regents for the commercial development, use, and sale of the Invention, and The Regents are willing to grant such rights.

     NOW, THEREFORE, for and in consideration of the covenants, conditions and undertaking hereinafter set forth, it is agreed by and between the parties, as follows:

                                 1. DEFINITIONS

     1.1 "Regents' Patent Rights", as used herein, means patent rights to any subject matter claimed in or covered by any of the following:

     1.1(a) Pending U.S. patent application, serial number 781,242, entitled
          "Monoclonal Antibody Reactive with Pseudomonas Aeruginosa", filed on September 27, 1985 by Lowell Young and assigned to The Regents; any continuing applications thereof including divisions; any continuation-in-part applications thereof which include only such additional information as can be shown by written records to have been known to The Regents prior to the effective date of this Agreement; any patents issuing on said application or continuing applications including reissues; and any corresponding foreign patents or patent applications.

     1.1(b) Pending U.S. patent application, serial number 855,878, entitled
          "Monoclonal Antibodies Binding Determinants of Gram Negative Bacteria", filed on April 24, 1986 by Lowell Young and assigned to The Regents; any continuing applications thereof including reissues; any continuation-in-part applications thereof which include only such additional information as can be shown by written records to have been known to The

          Regents prior to the effective date of this Agreement; and any corresponding foreign patents or patent applications.

     1.2 "The Hybridomas", as used herein, means the hybridomas designated as XMMEN-OE5, XMMEN-LY1, XMMEN-LY2, XMMPS-OP1, XMMPSOP2, XMMPS-OP3, XMMPS-OP4, XMMPS-OP7, XMMEN-JD5, XMMEN-LY7, and XMMPS-605 described in Regents' Patent Rights and the hybridomas A4.1 and G7.1 (nomenclature of Dr. Lowell Young's laboratory) and any progeny or cell line derivatives thereof.

     1.3 "Patent Products", as used herein, means any product, apparatus, kit or component part thereof, or other subject matter whose manufacture, use, or sale is covered by any claim or claims included within Regents' Patent Rights, except that The Hybridomas and all cell line derivatives made from The Hybridomas by Licensee are expressly excluded under this definition of Patent Products.

     1.4 "Non-Patent Products", as used herein, means any product, apparatus, kit, or any component part thereof which is not covered by Regents' Patent Rights and which contains antibodies or fragments of antibodies which are made by The Hybridomas or cell line derivatives of The Hybridomas made by Licensee.

     1.5 "Licensed Products", as used herein, means both Patent Products and Non-Patent Products.

     1.6 "Patent Method", as used herein, means any method, procedure, process or other subject matter whose use or practice is covered by any claim or claims included within Regents' Patent Rights.

     1.7 "...covered by...", as used herein, means Patent Products that when made, used, or sold or Patent Method which when practiced by Licensee or its sublicensees would constitute, but for the license granted to Licensee pursuant to this Agreement, an infringement of any claim or claims of Regents' Patent Rights.

     1.8 "Diagnostic Kits", as used herein, means Licensed Products which are in a physical form, irrespective of concentration or packaging, which is ready for use in a clinical laboratory for diagnostic purposes.

     1.9 "Therapeutic Agents", as used herein, means Licensed Products which are in a final formulation, irrespective of concentration or packaging, which could be administered to a patient for therapy.

     1.10 "Affiliate", as used herein, means any corporation which controls, is controlled by, or is under common control with Licensee. A corporation shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least 50% of the voting stock of the other corporation.

     1.11 "Net Sales", as used herein, means the gross invoice price of Licensed Products sold, less the sum of the following deductions where applicable: cash, trade or quantity discounts, if any; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges; free samples given for marketing purposes; and allowances or credits to customers because of rejections or returns. Sales between divisions or departments of Licensee shall not be considered sales for purposes of this paragraph.

     1.12 "Cost of the Hybridoma", as used herein, means the fully allocated manufacturing or acquisition cost of the supernatant containing antibodies made from the Hybridoma.

     1.13 "Cost of the Final Product", as used herein, means the fully allocated manufacturing or acquisition cost of a Diagnostic Kit or Therapeutic Agent.

     1.14 "Antibody Conjugates", as used herein, means antibodies or antibody fragments which are associated with biologically active molecules such as, but not limited to, toxins or radiolabels.

     1.15 "the Fraction", as used herein, means (a) for any Therapeutic Agent containing multiple antibodies or Antibody Conjugates which are sold separately, the sum of the separate selling prices of all antibodies or Antibody Conjugates contained in the Therapeutic Agent which are Licensed Products divided by the sum of the separate selling prices of all antibodies or Antibody Conjugates contained in the Therapeutic Agent, (b) for any Diagnostic Kit containing multiple antibodies which are each sold in a separate diagnostic kit containing only one antibody (Stand Alone Kit), the sum of the separate selling prices of all Stand Alone Kits which are Licensed Products contained within the Diagnostic Kit divided by the sum of the separate selling prices of all Stand Alone Kits contained in the Diagnostic Kit, or (c) for Therapeutic Agents or Diagnostic Kits which contain parts that are not sold separately, a fraction which shall be negotiated in good faith by the parties for each such product and which shall reflect the value of the parts which are Licensed Products relative to the total value of the product.

                                    2. GRANT

     2.1 Except as otherwise provided herein, The Regents hereby grant to Licensee an exclusive license under Regents' Patent Rights to make (propagate), have made, make derivatives and use The Hybridoma and all derivatives made therefrom by Licensee; to make, have made, use and sell Licensed Products, including, but not limited to, Licensed Products for both diagnostic and therapeutic purposes; and to practice the Patent Method throughout the world where The Regents may lawfully grant such a license.

     2.2 Except as otherwise provided herein, The Regents also hereby grant to Licensee an exclusive license under The Regents' property rights in The Hybridomas to make (propagate), have made, make derivatives and use The Hybridomas and all derivatives made therefrom by Licensee and to make, have made, use and sell Licensed Products, including, but not limited to, Licensed Products for both diagnostic and therapeutic purposes, throughout the world where The Regents may lawfully grant such a license.

     2.3 Under The Regents' property and Patent Rights, the right to sell, donate or otherwise irrevocably transfer The Hybridomas to third parties, except as provided in paragraph 3.1, is expressly excluded from this license.

     2.4 The Regents expressly reserve the right to use the Invention and associated technology for educational and research purposes and to transfer The Hybridoma to third parties for noncommercial uses according to the conditions described in paragraph 15.1.

                                 3. SUBLICENSES

     3.1 The Regents also grant to Licensee the right to issue sublicenses with respect to the licenses granted in paragraphs 2.1 and 2.2 and the right to transfer The Hybridomas to potential sublicensees under obligations of confidentiality at least as restrictive as those used by Licensee to transfer its own biological materials of similar proprietary nature and value. All sublicenses shall include all of the rights and obligations due The Regents that are contained in this Agreement with the exceptions that sublicensees shall not be obligated to pay the License Issue Fee (paragraph 4.1) or minimum annual royalties (paragraph 5.7) and Licensee shall be solely responsible, either directly or through its sublicensees, for the attainment of due diligence obligations under Article 6.

     3.2 Licensee shall provide The Regents with a copy of each sublicense issued hereunder which conveys the right to sell Licensed Products (identification of sublicensee, financial terms and portions not relevant to The Regents' license to Licensee may be obliterated); collect and guarantee payment of all royalties due The Regents from sublicensees; and summarize and deliver all reports due The Regents from sublicensees.

     3.3 Upon termination of this Agreement pursuant to Article 12, Licensee shall provide The Regents with a complete copy of all sublicenses, and The Regents agree to negotiate in good faith for a license agreement under Regents' Patent Rights with any and all of Licensee's sublicensees who have the right to sell Licensed Products. The resulting license agreements shall contain financial terms no less favorable to the sublicensees than those previously obtained by them from Licensee.

                              4. LICENSE ISSUE FEE

     4.1 Licensee shall pay to The Regents a License Issue Fee of Seven Thousand Five Hundred Dollars ($7,500.00) upon execution of this Agreement.

     4.2 This fee is non-refundable and not an advance against earned royalties.

                                  5. ROYALTIES

     5.1 As consideration for this license, Licensee shall pay to The Regents an earned royalty which shall be calculated by multiplying the royalty rate as set forth below by the Net Sales of Licensed Products sold by Licensee or its sublicensees. Such royalties shall accrue and be payable to The Regents, pursuant to paragraph 5.6, when Licensed Products are sold.

         For Licensed Products containing, among other things, a single antibody, the royalty rate shall be calculated according to subparagraphs (5.1a) through (5.1d):

     (5.1a) For Therapeutic Agents which are Patent Products and do not contain an Antibody Conjugate, the calculated royalty rate shall equal five percent (5%) times the Cost of the Hybridoma divided by the Cost of the Final Product; provided, however, that the immediately above calculated royalty rate shall in no event be less than three percent (3%). For Therapeutic Agents which are Patent Products and contain an Antibody Conjugate, the calculated royalty rate shall equal two and one-half percent (2.5%) times the Cost of the Hybridoma divided by the Cost of the Final Product; provided, however, that the immediately above calculated royalty rate shall in no event be less than two and one-quarter percent (2.25%).

     (5.1b) For Therapeutic Agents which are Non-Patent Products and do not contain an Antibody Conjugate, the calculated royalty rate shall equal three and one-half percent (3.5%) times the Cost of the Hybridoma divided by the Cost of the Final Product; provided, however, that the immediately above calculated royalty rate shall in no event be less than one and one-half percent (1.5%). For Therapeutic Agents which are Non-Patent Products and contain an Antibody Conjugate, the calculated royalty rate shall equal one and three-quarters percent (1.75%) times the Cost of the Hybridoma divided by the Cost of the Final Product; provided, however, the immediately-above calculated royalty rate shall in no event be less than one and one-quarter percent (1.25%).

     (5.1c) For Diagnostic Kits which are Patent Products, the calculated royalty rate shall equal four percent (4%) times the Cost of the Hybridoma divided by the Cost of the Final Product; provided, however, that the immediately above calculated royalty rate shall in no event be less than two and one-half percent (2.5%).

     (5.1d) For Diagnostic Kits which are Non-Patent Products, the calculated royalty rate shall equal three percent (3%) times the Cost of the Hybridoma divided by the Cost of the Final Product; provided, however, that the immediately above calculated royalty rate shall in no event be less than one and one-half percent (1.5%).

          For Licensed Products containing, among other things, multiple antibodies, the royalty rate shall be calculated according to subparagraphs (5.1e) through (5.1i):

     (5.1e) For Therapeutic Agents which are Patent Products, the calculated royalty rate shall equal three and one-half percent (3.5%) times the Fraction; provided, however, that the immediately above calculated royalty rate shall in no event be less than one percent (1%).

     (5.1f) For Therapeutic Agents which are Non-Patent Products, the calculated royalty rate shall equal two percent (2.0%) times the Fraction; provided, however, that the immediately above calculated royalty rate shall in no event be less than one-half percent (0.5%).

     (5.1g) For Therapeutic Agents which contain antibodies conjugated to other biologically active components, the adjusted royalty rate shall equal one-half (1/2) of the royalty rate calculated according to either paragraph 5.1e or 5.1f, as appropriate; provided, however, that the adjusted royalty rate shall in no event be less than one percent (1.0%) for Patent Products and one-half percent (0.5%) for Non-patent Products.

          (5.1h) For Diagnostic Kits which are Patent Products, the calculated royalty rate shall equal two and one-half percent (2.5%) times the Fraction; provided, however, that the immediately above calculated royalty rate shall in no event be less than one percent (1.0%).

          (5.1i) For Diagnostic Kits which are Non-Patent Products, the calculated royalty rate shall equal one and one-half percent (1.5%) times the Fraction; provided, however, that the immediately above calculated royalty rate shall in no event be less than one-half percent (0.5%).

Earned royalties under this paragraph shall be payable in full without deduction for taxes or levies against such royalty payments by any foreign government other than taxes levied on the sale of Licensed Products as specified in paragraph 1.11.

     5.2 If Licensee or Licensee's sublicensees sell Licensed Products which are not Diagnostic Kits or Therapeutic Agents to a third party, the royalties due The Regents for such sale shall be calculated from the Net Sales by the third party of Diagnostic Kits or Therapeutic Agents made from the Licensed Products sold by Licensee or Licensee's sublicensees. Net Sales of Licensed Products sold or transferred to Affiliates shall be the gross invoice price of sales by the Affiliate to third parties which are not Affiliates less the sum of the deductions listed in paragraph 1.11, where applicable.

     5.3 If the Net Sales by Licensee and Licensee's sublicensees for any Licensed Product decrease by more than ten percent (10%) over a period of at least six months and if a competitor offers for sale in the same geographical market area a product which diagnoses the same disease or treats the same indication as the Licensed Product throughout the period during which the decrease in sales occurred, then The Regents and Licensee shall enter into good faith negotiations to lower the royalty rate on the Licensed Product. The negotiated royalty rate will be one which places the Licensee in a position to competitively market the Licensed Product.

     5.4 Earned royalties for Patent Products under paragraphs 5.1, 5.2 and 5.3 shall accrue in each country for the duration of Regents' Patent Rights in that country. After the expiration of all patents within Regents' Patent Rights which cover a Licensed Product in a country, Licensee shall have an irrevocable paid-up license in the country under the rights granted in paragraph 2.2 pertaining to the Licensed Product.

     5.5 Earned royalties for Non-Patent Products under paragraphs 5.1, 5.2 and
5.3 shall accrue in any country for a period of ten (10) years from the date of first commercial sale in the U.S. of the Non-Patent Product or, if no sale occurs in the U.S., for a period of ten (10) years from the date of first commercial sale of the Non-Patent Product in the country. After said ten-year period, Licensee shall have an irrevocable paid-up license in the country to the rights granted in paragraph 2.2 pertaining to the Non-patent Product.

     5.6 Royalties owing on Licensed Products covered by pending patent applications but not covered by any issued patents within Regents' Patent Rights shall be assessed at the rate for Nonpatent Products. In the event Regents' patent applications listed in paragraph 1.1 are denied, royalties owing on Licensed Products shall be assessed at the rate for Non-patent Products.

     5.7 Licensed Products shall be considered sold when invoiced or, if not invoiced, when delivered to a third party by Licensee or its sublicensees.

     5.8 Royalties accruing to The Regents shall be paid to The Regents within sixty (60) days following the calendar quarter during which they have accrued.

     5.9 Licensee shall pay to The Regents a minimum annual royalty of Fifteen Thousand Dollars ($15,000.00), beginning with either the first full calendar year after the approval by the FDA of the first Licensed Product or 1993, whichever is earlier, and continuing in the amount of Twenty-five Thousand Dollars ($25,000.00) for all subsequent years throughout the life of Regents' Patent Rights for as long as Licensee has exclusive rights hereunder in the United States. This minimum annual royalty shall accrue on and be paid to The Regents by February 28 of each year and shall be credited against earned royalties for so long as is necessary to amortize the minimum annual royalties paid.

     5.10 Except as otherwise provided in this paragraph 5.10, all monies due The Regents shall be payable in United States funds collectible at par in San Francisco, California. If at any time legal restrictions prevent the prompt remittance of part or all royalties by Licensee or any sublicensee with respect to any country where a Licensed Product is sold, Licensee or such sublicensee shall have the right and option to make such payments by depositing the amount thereof in local currency to The Regents' account in a bank or other depository in such country.

     5.11 In the event that any patent or any claim thereof included within the Regents' Patent Rights shall be held invalid in a decision by a court of competent jurisdiction and last resort from which no appeal has or can be taken, all obligations to pay royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such decision. Licensee shall not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim not involved in such decision or that are based on The Regents' property rights. Royalties for a Licensed Product which becomes a Non-Patent Product due to patent invalidation shall accrue for a period of ten (10) years from the date of first commercial sale of the given Licensed Product, regardless of whether the Licensed Product was a Patent Product or a Non-patent Product at the time of first commercial sale.

     5.12 A single royalty shall be paid on sales of Licensed Products, no matter how many items in Regents' Patent Rights or The Regents' property rights cover such Licensed Products, and the royalty shall be assessed at the highest applicable rate for the Licensed Product.

     5.13 No royalty shall be paid on a Patent Product or a Patent Method after Regents' Patent Rights covering said Licensed Product or Method have expired.

                                6. DUE DILIGENCE

     6.1 Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Products and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement in quantities sufficient to meet the market demands therefor.

     6.2 Licensee shall be entitled to exercise prudent and justifiable business judgment in meeting its due diligence obligations hereunder.

     6.3 Licensee shall endeavor to obtain all necessary approvals for the manufacture, use and sale of Licensed Products.

     6.4 Subject to the provisions of paragraph 6.2, Licensee agrees to use its best efforts:

        (6.4a) to file a Product License Application (PLA) for a therapeutic Licensed Product with the U. S. Food and Drug Administration
                (FDA) by January 1, 1990;

        (6.4b) to market such therapeutic Licensed Product in the United States within six (6) months after receiving approval from FDA of such Licensed Product's PLA;

        (6.4c) to file a Premarket Approval Application (PMA) for a diagnostic Licensed Product with the FDA by January 1, 1991;

        (6.4d) to market such diagnostic Licensed Product in the United States within six (6) months after receiving approval from FDA of such Licensed Product's PMA;

        (6.4e) following commencement of marketing, to reasonably fill the market demands for Licensed Products in the United States during the exclusive period of this Agreement.

If Licensee shall fail to fulfill its obligations relative to therapeutic Licensed Products under subparagraphs (a), (b) and (e) above, then The Regents shall have the right and option to reduce Licensee's exclusive license for therapeutic Licensed Products to a nonexclusive license. If Licensee shall fail to fulfill its obligations relative to diagnostic Licensed Products under subparagraphs (c), (d) and (e) above, then The Regents shall have the right and option to reduce Licensee's exclusive license for diagnostic Licensed Products to a nonexclusive license. These rights, if exercised by The Regents, supersede the rights granted in Article 2 (GRANT).

     6.5 The Regents shall have the right to terminate Licensee's exclusive license in any country or countries in which Licensee or Licensee's sublicensees demonstrate a grievous failure to market Licensed Products.

     6.6 Licensee shall keep The Regents informed as to the progress in the development and testing of all Licensed Products and the preparing, filing, and obtaining of the approvals necessary for marketing. Beginning January 1, 1987 and annually thereafter, Licensee shall submit to The Regents a progress report covering Licensee's activities related to the development of Licensed Products and the securing of the requisite approvals. These reports shall be made until the first commercial sale of a Licensed Product in the U.S.

     6.7 At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of this Agreement shall be settled by arbitration conducted in San Francisco, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the Arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction.

     6.8 To exercise the right to either terminate this license or convert this license to a nonexclusive license for lack of diligence, providing that arbitration has not been requested, The Regents must give Licensee written notice of the deficiency. Licensee thereafter has one hundred eighty (180) days to cure the deficiency or to request arbitration. If The Regents have not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the one hundred eighty-day period, then The Regents may, at their option, convert Licensee's exclusive license to a nonexclusive license by giving written notice to Licensee.

                            7. MOST FAVORED LICENSEE

     7.1 Any provision of this Agreement to the contrary notwithstanding, if when otherwise permitted by the terms of this Agreement, The Regents grant to a third party a license under Regents' Patent Rights which contains royalty terms more favorable than the terms of this Agreement, then The Regents shall notify Licensee in writing of all royalty terms in such third party license. Licensee shall have the right and option to substitute all such royalty terms for all the respective terms of this Agreement. Such option shall be effective for a period of sixty (60) days from the date of notice by The Regents of the terms of the third party license and may be exercised by written notice to The Regents.

                              8. QUARTERLY REPORTS

     8.1 Commencing with the calendar quarter in which the first commercial sale of Licensed Products takes place, Licensee will make quarterly reports to The Regents on or before each February 28, May 31, August 31 and November 30 of each year. Each such report will cover Licensee's most recently completed calendar quarter and will show (a) the gross sales and the Net Sales of Licensed Products sold by Licensee and its sublicensees during the most recently completed calendar quarter; (b) the applicable royalty rate and the method by which it was calculated pursuant to paragraphs 5.1, 5.2 and 5.3, including the calculation of the Fraction; (c) the royalties, payable in U.S. dollars, which shall have accrued hereunder with respect to such sales; (d) the exchange rates used in determining the amount of

U.S. dollars. If no sales of Licensed Products have been made during any reporting period, a statement to this effect shall be required.

     8.2 With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalty payable shall be expressed in U.S. dollars. With respect to sales of Licensed Products invoiced in currency other than U.S. dollars, the gross sales, Net Sales, and royalty payable shall be expressed in the domestic currency of the party making the sale together with the U.S. dollar equivalent of the royalty payable, calculated using the appropriate selling rate for such currency quoted in the Continental terms method of quoting exchange rates (local currency per U.S. $1) in New York, New York, on the last day of the reporting period.

     8.3 Pursuant to paragraphs 6.4 and 8.1 herein, Licensee also agrees to report to The Regents the date of first commercial sale in each country of a Licensed Product within thirty (30) days of its occurrence in each country.

                              9. BOOKS AND RECORDS

     9.1 Licensee shall maintain books and records accurately showing all Licensed Products manufactured or sold by it under the terms of this Agreement for at least three (3) years from the end of the calendar year to which the books and records pertain. Upon written request and after reasonable notice, not more often than once in each year, Licensee shall permit a representative selected by The Regents, except one to whom Licensee has some reasonable objection, to have access during normal business hours to such records of Licensee as may be reasonably necessary to determine, with respect to any calendar year ending not more than thirty-six
(36) months prior to the date of such request, the correctness of any report and/or payment made under this Agreement. Licensee shall include in each sublicense granted pursuant to this Agreement a provision requiring the sublicensee to maintain records of sales made pursuant to such sublicense and to grant access to such records to The Regents' representative. Upon the expiration of thirty-six (36) months following the end of any calendar year and absent a showing of fraud, the calculation of royalties payable with respect to such year shall be binding and conclusive upon The Regents, and Licensee and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

     9.2 Subject to applicable Federal and State laws, the Regents agree that all information subject to review under paragraph 9.1 is confidential and that The Regents shall and shall cause their representative to retain all such information in confidence. In any event, The Regents agree to notify Licensee prior to the release of any such information pursuant to Federal or State laws, so as to permit Licensee to take such action as it deems appropriate.

     9.3 The fees and expenses of the representatives performing such an examination shall be borne by The Regents. However, if an error in royalties in favor of The Regents by more than ten percent (10%) of the total royalties or one thousand dollars ($1,000.00), whichever is greater, due hereunder for the calendar year being reviewed is discovered by the representatives of The

Regents, then all reasonable fees and expenses of these representatives shall be borne by Licensee.

                                10. LATE PAYMENTS

     10.1 In the event royalty payments or fees are not received by The Regents when due, Licensee shall pay to The Regents interest charges at the rate of ten percent (10%) per annum on the total royalties or fees due for the reporting period.

     10.2 In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                            11. LIFE OF THE AGREEMENT

     11.1 Subject to the provisions of paragraph 11.2, this Agreement shall be in full force and effect from the date first herein written and shall remain in effect for the life of the last to expire patent licensed under this Agreement or for the period of Licensee's royalty obligation as set forth in paragraph 5.4, whichever is longer, or unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement.

     11.2 Upon termination of this Agreement pursuant to Article 11, Article 12 or Article 13, the rights and obligations of the parties shall cease, except that (a) rights (including Licensee's right to the paid-up irrevocable licenses granted in paragraphs 5.4 and 5.5), obligations and liabilities of the parties accrued prior to such termination shall survive such termination; and (b) the obligation of The Regents, under paragraph 9.2, to keep certain information confidential, shall survive termination for period of five (5) years.

                         12. TERMINATION BY THE REGENTS

     12.1 It is expressly agreed that, notwithstanding the provisions of Article 10 concerning late payments, if Licensee should fail to deliver to The Regents any statement or report when due, or fail to pay any royalty at the time that the same should be due or if Licensee should violate or fail to perform any covenant, condition, or undertaking of this Agreement on its part to be performed hereunder, then and in such event The Regents may give written notice of such default to Licensee. If Licensee should fail to repair such default within ninety (90) days from such notice, The Regents shall have the right to terminate this Agreement and the licenses herein by written notice to Licensee. Upon delivery of such notice of termination to Licensee, this Agreement shall automatically terminate. Such termination shall not relieve Licensee of its obligation to pay any royalty or license fees due or owing at the time of such termination and shall not impair any accrued right of The Regents.

                           13. TERMINATION BY LICENSEE

     13.1 Licensee shall have the right to terminate this Agreement or any license granted herein, in whole or as to any specified patent or any claim of such patent, at any time, and from time to time, by giving notice in writing to The Regents. Such termination shall be effective ninety (90) days from the date of such notice and all Licensee's rights associated therewith shall cease as of that date.

     13.2 Any termination pursuant to the above paragraph shall not relieve Licensee of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind anything done by Licensee or any payments made (including the payment of the license issue fee) or other consideration given to The Regents hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

                      14. DISPOSITION OF THE HYBRIDOMA AND
                   LICENSED PRODUCTS ON HAND UPON TERMINATION

     14.1 Upon termination of this Agreement by either party Licensee agrees to dispose of The Hybridomas and Licensed Products in its possession in the following manner:

        (14.1a) The Hybridomas will be destroyed within fifteen (15) days following the effective date of termination. Licensee agrees to provide The Regents within thirty (30) days following said termination date with written notice that The Hybridoma has been destroyed.

        (14.1b) In the case of Licensed Products, Licensee shall provide The
                Regents within sixty (60) days following the effective date of termination with a written inventory of all Licensed Products in process of manufacture, in use or in stock, and shall dispose of such

                Licensed Products within one hundred eighty (180) days of the effective date of termination, provided, however, that all such Licensed Products shall be subject to the terms of this Agreement.

               15. MAINTENANCE OF PROPERTY AND TRADE SECRET RIGHTS
                                IN THE HYBRIDOMAS

     15.1 The Regents agree to instruct Lowell Young to circulate The Hybridomas to third parties only for noncommercial research purposes and only under the terms of the biological material transmission letter attached hereto as Appendix A.

     15.2 Licensee shall not be prevented from transferring any of The Hybridomas to third parties if:

        (l5.2a) such Hybridoma is now, or becomes in the future, publicly available, other than through acts or omissions of Licensee; or

        (15.2b) such Hybridoma is lawfully obtained by Licensee from sources independent of The Regents.

     15.3 Licensee agrees to use its best efforts to preserve The Regents" tangible property and trade secret rights in The Hybridomas.

                     16. PATENT PROSECUTION AND MAINTENANCE

     16.1 The Regents shall diligently prosecute and maintain the above identified United States patent application using counsel of their choice and after due consultation with Licensee. The Regents shall provide Licensee with copies of all relevant documentation so that Licensee may be informed and apprised of the continuing prosecution, and Licensee agrees to keep this documentation confidential.

     16.2 The Regents shall use their best efforts to amend any patent application to include claims reasonably requested by Licensee and required to protect the Licensed Products contemplated to be sold under this Agreement.

     16.3 The cost of preparing, filing and prosecuting all United States patent applications contemplated by this Agreement shall be borne by Licensee.

     16.4 Licensee shall have the right to obtain patent protection on the Invention in foreign countries if available and if it so desires. Licensee must notify The Regents within ten (10) months of the filing of the corresponding United States application of those countries in which it desires to obtain foreign patents. The absence of a decision in writing from Licensee to The Regents shall be considered an election by Licensee not to secure foreign patent rights.

     16.5 The preparation, filing and prosecuting of all foreign patent applications filed in accordance with paragraph 16.4 and the maintenance of all resulting patents shall be at the sole expense of Licensee. Such patents shall be held in the name of The Regents and shall be obtained using counsel of The Regents' choice, provided that Licensee shall have no reasonable objection to such counsel.

     16.6 Licensee's obligation to underwrite and to pay foreign patent prosecution costs filed at its request shall continue for so long as this Agreement remains in effect, provided, however, that Licensee may terminate its obligations with respect to any foreign patent application or patent upon three (3) months' written notice to The Regents. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at their sole discretion and expense; provided, however, that Licensee shall have no further right or licenses thereunder.

     16.7 The Regents shall have the right to file patent applications at their own expense in any country in which Licensee has not elected to secure such rights, and such applications and resultant patents shall not be subject to this Agreement.

                                17. INFRINGEMENT

     17.1 In the event that Licensee shall learn of the infringement of any patent licensed under this Agreement, Licensee shall call The Regents' attention thereto in writing. Both Parties to this Agreement agree that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining the consent of the other Party, which consent shall not be unreasonably denied. Both Parties shall use reasonable efforts in cooperation with each other to terminate such infringement without litigation.

     17.2 Licensee may request that The Regents take legal action against the infringement of Regents' Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, The Regents shall have the right to:

        (17.2a) commence suit on their own account; or

        (17.2b) refuse to participate in such suit,

and The Regents shall give notice of their election in writing to Licensee by the end of the one-hundredth (100th) day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if and only if The Regents elect not to commence suit (other than as nominal party plaintiff) and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at their own expense.

     17.3 In the case of an infringement of Regents' Patent Rights as defined in
Section 271(e) of Title 35 of the United States Code, Licensee shall provide The Regents with written notice of such occurrence and shall provide The Regents with copies of any notice which Licensee receives as required by the Drug Price Competition and Patent Term Restoration Act (Public Law 98-417, hereinafter "the Act") to be given by an applicant for an abbreviated PLA or a "paper PLA" pursuant to section 101 or 103 of the Act to a holder of an approved PLA. If Licensee wishes action to be taken against such infringement, as provided in the Act, Licensee shall request such action in written notice to The Regents. Within thirty (30) days of receiving said request, The Regents will give written notice to Licensee of its election to:

        (17.3a) commence suit on their own account; or

        (17.3b) refuse to participate in such suit.

Licensee may thereafter bring suit for patent infringement as provided by the Act if and only if The Regents elect not to commence suit (other than as nominal party plaintiff) and if the infringement occurred during the period that Licensee had exclusive rights in the United States under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at their own expense.

     17.4 Any legal action as is brought shall be at the expense of the party by whom suit is filed. Any damages or costs recovered in connection with a lawsuit shall belong to the party by whom suit is filed. Nothing herein obligates The Regents or Licensee to enter into any litigation of any nature whatsoever with regard to Regents' Patent Rights.

     17.5 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except when such suit is brought jointly in which case The Regents shall control. The Regents, at their own expense, may be represented by counsel of their choice pursuant to The Regents' determination in any suit brought by Licensee.

     17.6 In the event that The Regents refuse to participate in a suit and Licensee brings same as allowed herein, Licensee may pay royalties at the applicable rate for Non-patent Products and may withhold the difference between the rate paid and the rate due for Patent Products during the pendency of the suit and until said suit has been finally concluded. To the extent that Licensee does not recover attorneys' fees and other out-of-pocket costs as a result of such litigation, such withheld royalties may be applied to Licensee's expenses (out-of-pocket and in-house) incurred in connection with such suit and the balance of such withheld royalties if any, shall be paid to The Regents upon disposition of the suit; provided however, that if as a result of such suit, all claims of patents included within Regents' Patent Rights under which Licensee is selling a Licensed Product shall be held invalid, Licensee may retain the balance of such withheld royalties which pertain to such Licensed Product until such decision shall be finally reversed by an unappealed or unappealable decree of a court of competent jurisdiction and higher dignity.

               18. NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE
                   COMPETITION AND PATENT TERM RESTORATION ACT

     18.1 The Regents shall notify Licensee of (a) the issuance of each U.S. patent included within Regents' Patent Rights, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within Regents' Patent Rights which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act, (the
Act), including but not necessarily limited to notices pursuant to Sections 101 and 103 of the Act from persons who have filed an Abbreviated New Drug Application ("ANDA") or a "paper" New Drug Application (NDA). Such notices shall be given promptly, but in any event within ten (10) calendar days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

     18.2 The Regents hereby authorize Licensee (a) to include in any NDA for a Licensed Product, as Licensee may deem appropriate under the Act, a list of patents included within Regents' Patent Rights identifying The Regents as patent owner that relate to such Licensed Product and such other information as Licensee in its reasonable discretion believes is appropriate to be filed pursuant to the Act; and (b) in consultation with The Regents, to exercise any rights that may be exercisable by an exclusive licensee and NDA holder under The Regents' Patent Rights.

                  19. EXTENSION OF PATENT TERM UNDER DRUG PRICE
                   COMPETITION AND PATENT TERM RESTORATION ACT

     19.1 The Regents agree as patent owners under the Act to apply for an extension of the term of any patent included within Regents' Patent Rights, as permitted by the Act, upon request by Licensee. The Regents agree to cooperate with Licensee in the exercise of the authorizations granted in Articles 18 and 19 and will execute such documents and take such additional action as Licensee may reasonably request in connection therewith.

                               20. PATENT MARKING

     20.1 Licensee agrees to mark all Patent Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                  21. USE OF NAMES, TRADE NAMES, AND TRADEMARKS

     21.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing). The use of the name "The Regents of the University of California" or the name of any campus of the University of California is expressly prohibited.

     21.2 Each party hereto further agrees not to use or refer to this Agreement or any license granted hereunder in any promotional activity associated with any Licensed Product licensed hereunder without the express written approval of the other party.

                           22. WARRANTY BY THE REGENTS

     22.1 The Regents warrant that they have the lawful right to grant this license.

     22.2 The Regents make no express or implied warranties of merchantability or fitness of the Invention for a particular purpose.

     22.3 Nothing in this Agreement shall be construed as:

        (22.3a) a warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights; or

        (22.3b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

        (22.3c) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 17; or

        (22.3d) conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights; or

        (22.3e) a warranty or representation by The Regents that The Hybridomas will not be publicly disclosed and that any trade secret covered by this Agreement will be maintained as such by The Regents, notwithstanding the provisions of paragraph 15.1 herein.

     22.4 No liability, financial or otherwise, shall be incurred by The Regents as a consequence of any disclosure of The Hybridomas to third parties.

                                   23. WAIVER

     23.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                            24. LICENSE RESTRICTIONS

     24.1 It is agreed that the rights and privileges granted to Licensee are each and all expressly conditioned upon the faithful performance on the part of Licensee of every requirement herein contained. Each of such conditions and requirements is a specific license restriction.

                                25. ASSIGNABILITY

     25.1 This Agreement is binding upon and shall inure to the benefit of The Regents, their successors and assigns, but shall be personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld.

                                  26. INDEMNITY

     26.1 Licensee agrees to indemnify, hold harmless and defend The Regents, their officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of the licenses granted in this Agreement.

                        27. FOREIGN LICENSE REGISTRATION

     27.1 Licensee agrees to register or give required notice concerning this Agreement, through itself or through an Affiliate, in each country where there exists an obligation under law to so register or give notice, to pay all costs and legal fees connected therewith, and shall otherwise comply with all national laws applicable to this Agreement.

                                28. FORCE MAJEURE

     28.1 In the event of acts of God, action of the elements, war, invasion, civil commotion, insurrection, labor disturbance, fire, flood, or government restriction, which render performance under this Agreement impossible, failure on that account during each period shall be excused; and any minimum royalty called for shall not be required during such period or periods of inability to perform.

                                   29. NOTICES

     29.1 Any payment, notice or other communication required or permitted to be given to either party hereto shall be deemed to have been properly given and to be effective (a) upon delivery if delivered in person, or (b) four (4) days after mailing if mailed by first-class certified mail, postage paid, to the respective address given below, or to such other address as shall be designated by written notice given to the other party as follows:

In the case of Licensee:            XOMA CORPORATION
                                    2910 Seventh Street
                                    Berkeley, California 94710
                                    Attention: Chief Executive Officer

In the case of The Regents:         THE REGENTS OF THE UNIVERSITY
                                     OF CALIFORNIA
                                    2199 Addison Street
                                    Berkeley, California 94720
                                    Attention: Director, Patent,
                                     Trademark & Copyright Office

All payments, notices or other communications required or permitted to be given to The Regents will contain the following information:

         UC Case Nos.: 85-158-1,2; 86-069-1 and 86-073-1
         Inventor: Lowell Young

                               30. GOVERNING LAWS

     30.1 This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

                                31. MISCELLANEOUS

     31.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     31.2 This Agreement will not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event, it shall be effective as of the date first above written.

     31.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

     31.4 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     31.5 In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     31.6 Nothing contained herein shall prohibit The Regents or their officers, agents, employees, or students from publishing results of any research based on or using The Hybridomas or any other commentary related to The Hybridomas.

     IN WITNESS WHEREOF, both The Regents and Licensee have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

XOMA CORPORATION                            THE REGENTS OF THE UNIVERSITY
                                              OF CALIFORNIA

By  /s/Steven C. Mendell                    By  /s/Roger G. Ditzel

By  Steven C. Mendell                       By  ROGER G. DITZEL
    (Please Print)                                (Please Print)

Title  Chairman and                         Title  Director, Patent,
       Chief Executive Officer              Trademark & Copyright Ofc

Date  September 3, 1986                     Date  17 SEPT 86

"License Agreement between Xoma Corporation and The Regents of the University of California. UC Case Nos.: 85-158-1,2; 86-069-1 and 86-073-1"

                                                                    "Appendix A"

                            UNIVERSITY OF CALIFORNIA

                        Instructions for Standard Letter
                        Transmitting Biological Materials
                   to Universities and Nonprofit Institutions

     The attached letter is authorized for use by University of California Principal Investigators and Administrators only with scientists at other universities and nonprofit research institutions when transmitting cell lines, plasmids and the like for non-commercial research purposes.

1. Choose the appropriate form of university or nonprofit research institution in paragraph 2.

2. Choose whether or not to include the phrase "our cooperative" in paragraph 2.

3. Insert in paragraph 4 the amount of processing charge. If the material is to be shipped at no charge, insert the words "no charge."

4. Send the letter in duplicate to the other scientist.

5. Do not send biological materials until you receive the duplicate copy executed by both the scientist and the other institution.

6. Send a copy of the fully executed letter agreement to:

                            Roger G. Ditzel, Director
                     Patent, Trademark and Copyright Office
                            University of California
                         2490 Channing Way, Third Floor
                           Berkeley, California 94720

7. Any changes in the wording of this standard letter must be reviewed by the director of the Patent, trademark and copyright Office before acceptance.

NOTE: Do not use this letter for the exchange of living plants. A separate "Testing Agreement for Plant Varieties" is available for that purpose.

December 29, 1981

                         SAMPLE LETTER FOR USE PRIOR TO
                      TRANSMISSION OF BIOLOGICAL MATERIALS
                            TO INVESTIGATORS AT OTHER
                UNIVERSITIES OR NON PROFIT RESEARCH INSTITUTIONS

                               (Use UC Letterhead)

                                                                          (Date)

                                                                    IN DUPLICATE

To:

This is to [acknowledge receipt of your letter] [confirm our telephone conversations] in which you requested certain research materials developed in this laboratory be sent to you for scientific research purposes. The materials concerned, which belong to The Regents of the University of California, are:
(blank)

I will be pleased to permit your use of these materials within your [university][non profit research institution]laboratory for [our cooperative] scientific research. However, before forwarding them to you, I would like your agreement that the materials will be received by you only for use in [our cooperative work][scientific research], that you will bear all risk to you or any others resulting from your use, and that you will not pass these materials, their progeny or derivatives, on to any other party or use them for commercial purposes without the express written consent of The Regents of the University of California. You understand that no other right or license to these materials, their progeny or derivatives, is granted or implied as a result of our transmission of these materials to you.

These materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known.

As you recognize, there is a processing cost to us involved in providing these materials to you. We will bill you for our processing costs, which will amount to $(blank).

Date
Page Two

If you agree to accept these materials under the above conditions, please sign the enclosed duplicate copy of this letter, then have it signed by an authorized representative of your institution, and return it to me. Upon receipt of that confirmation I will forward the material(s) to you.

[Note: Other paragraphs discussing the relevant literature, the nature of the work, hazards relating to materials to be sent, etc., may be appropriate. These will vary depending on the individual circumstance and the relationship between the two parties previously established. Be sure to retain signed copy when received and send a photocopy of the completed agreement to the University of California Patent Administrator, Patent Office, Systemwide Administration, 2490 Channing Way, Third floor, Berkeley, California 94720.]

                                Sincerely yours,


                                                     ------------------------
Accepted:

         Research Investigator

         --------------------------
         Printed Name

         --------------------------
         Signature

         --------------------------
         Date

         Research University or
         Non Profit Institution

         --------------------------
         Printed Name


         --------------------------
         By

         --------------------------
         Date

                            UNIVERSITY OF CALIFORNIA

                        Instructions for Standard Letter
                        Transmitting Biological Materials
                      To Industrial (for profit) Companies


     The attached letter agreement is authorized for use by the University of California Principal Investigators when transmitting cell lines, plasmids and like biological materials for non-commercial research purposes to scientists employed by industrial (for profit) companies, and when no patent application relating to those materials will be or has been filed.

When to use this letter:

1.      For the transmission of biological materials.

2. Materials must be used for research purposes only.

3. For profit taking corporations and companies.

4. When no patent application relating to the materials will be or has been filed.

When not to use this letter:

1. If a patent application has been filed on the materials, first contact the University Patent Office at (415) 642-5000 for instructions.

2. For living plants or portions thereof. A separate "Testing Agreement for Plant Varieties" is available for use with these materials.

3. For transmission of biological materials to scientists at other universities and non-profit institutions. A separate letter is used which is available from the University Patent Office.

4. If a change in the wording of this standard letter is requested. Any changes in the wording of this standard letter must be reviewed and approved by the Director of the Patent, Trademark and Copyright Office before acceptance.

5. If commercial use of the materials is intended, then contact the University Patent office because a commercial license may be required and releases from sponsors may be necessary.

How to use this agreement:

1. Choose whether or not to include the phrase "our cooperative" in paragraph 2.

2. Insert in paragraph 4 the amount of processing charge. If the material is to be shipped at no charge, insert the words "no charge."

3. Send the letter in duplicate to other scientists.

4. Do not send biological materials until you receive the duplicate copy executed by both the scientist and the company representative.

5. Send a photocopy of the fully executed letter agreement to:

                  Roger G. Ditzel, Director
                  Patent, Trademark and copyright Office
                  University of California
                  2490 Channing Way, Third Floor
                  Berkeley, California 94720

JAN 83

                        STANDARD LETTER FOR USE PRIOR TO
                      TRANSMISSION OF BIOLOGICAL MATERIALS
                         TO SCIENTIFIC INVESTIGATORS AT
                        INDUSTRIAL (for profit) COMPANIES

                               (Use UC Letterhead)

                                                                          (Date)

                                                                IN DUPLICATE

To:

This is to [acknowledge receipt of your letter] [confirm our telephone conversation] in which you requested certain research materials developed in this laboratory be sent to you for scientific research purposes. The materials concerned, which belong to The Regents of the University of California, are:
(blank)

We will be pleased to permit your use of these materials by you and within your company laboratory for [our cooperative] scientific research. However, before forwarding them to you, we need your agreement and that of your company that the materials will be received by you only for use in [our cooperative work] [scientific research], they will not be used on any human subjects, that you and your company will bear all risk to you or any others resulting from your use, and that you or your company will not pass these materials, their progeny or derivatives, on to any other party or use them for commercial purposes without the express written consent of The Regents of the University of California. You understand that no other right or license to these materials, their progeny or derivatives, is granted or implied as a result of our transmission of these materials to you.

These materials are to be used with caution and prudence in any experimental work since all of their characteristics are not known. You understand these materials are experimental in nature and, when delivered to you, are without warranty of merchantability or fitness for any particular purpose, or any other warranty of any kind.

As you recognize, there is a processing cost to us involved in providing these materials to you. We will bill you for our processing costs, which will amount to $(blank).

Date
Page Two

If you agree to accept these materials under the above conditions, please sign the enclosed duplicate copy of this letter, then have it signed by an authorized representative of your company, and return it to me. Upon receipt of that confirmation I will forward the materials(s) to you.

[Note: Other paragraphs discussing the relevant literature, the nature of the work, hazards relating to materials to be sent, etc., may be appropriate. These will vary depending on the individual circumstance and the relationship between the two parties previously established. Be sure to retain signed copy when received and send a photocopy of the completed agreement to the University of California Patent Administrator, Patent office, Systemwide Administration 2200 University Avenue, Berkeley, California 94720.]

                                Sincerely yours,


                                                     ------------------------
Accepted:___________________________
          (Printed Name of Company)


Research Investigator               Authorized Company Representative


--------------------------          ----------------------------------
Printed Name                        Printed Name

--------------------------          ----------------------------------
Signature                           Signature

--------------------------          ----------------------------------
Date                                Title

                                    ----------------------------------
                                    Date

JAN 83